UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, our board of directors promoted Jamie A. Donadio to Senior Vice President, Chief Financial Officer.  In connection with his promotion, Mr. Donadio was also appointed as our principal financial officer, thereby replacing Mark J. Gergen in that capacity.

Mr. Donadio, age 41, originally joined us as our Vice President, Finance in March 2013. From November 2011 to January 2013, Mr. Donadio served as Senior Director of Finance at Amylin Pharmaceuticals, Inc. (“Amylin”), and from December 2010 to November 2011, he served as Director of Corporate Financial Planning and Analysis at Amylin.  From March 2007 to December 2010 he served as Director of SEC Reporting and from April 2001 to March 2007 he held various corporate accounting roles at Amylin. From December 2000 to April 2001, Mr. Donadio was senior accountant at Novatel Wireless, Inc. From August 1997 to December 2000, Mr. Donadio was with Ernst & Young LLP, last serving as an audit senior. Mr. Donadio holds a B.S. in Accounting from Babson College and is a certified public accountant (inactive) in the State of California.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2016	MIRATI THERAPEUTICS, INC.

	By:	/s/ Mark J. Gergen
Mark J. Gergen
Executive Vice President and Chief Operating Officer

3